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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (No. 33-06404), Form S-8 Registration Statement (No. 33-26056), Form S-8 Registration Statement (No. 33-52355), Form S-8 Registration Statement (No. 33-47528), and Form S-8 Registration Statement (No. 333-49308).

/s/ ARTHUR ANDERSEN LLP ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 20, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS